Exhibit 10(w)
                            AMENDMENT NO. 4
                   TO LOAN AND SECURITY AGREEMENT
                  AND OTHER TRANSACTION DOCUMENTS

     The Loan and Security dated June 11, 1997, between OTR Express Inc., as Debtor, and HSBC BUSINESS LOANS, INC., as Secured Party (the Loan and Security Agreement, as amended from time to time, is hereinafter referred to as the "Loan Agreement") and the Transaction Documents (as defined in the Loan Agreement), are hereby amended as follows:

                                RECITALS

      A. Debtor has requested that Secured Party amend the Loan
Agreement and the other Transaction Documents by amending the Tangible Net Worth covenant contained in Item 30(a) of the Schedule to the Loan Agreement; and

      B. Secured Party is willing to agree to the requested amendment, but only if Debtor executed and delivers this Amendment to Secured Party.

      NOW, THEREFORE, in consideration of the foregoing Recitals and the mutual covenants of the parties, the party agree as follows:

      1. Debtor acknowledges and agrees that the security interests and liens granted by Debtor to Secured Party under the Loan Agreement and the other Transaction Documents remain first and valid security interests in and liens on the Collateral. Debtor represents and warrants that as of the date of this Amendment, there are no claims, setoffs or defenses to Secured Party's exercise of any rights or remedies available to Secured Party under the Transaction Documents.

      2. The Loan Agreement and the other Transaction Documents are hereby amended in the following respect:

         Item 30(a) of the Schedule to the Loan Agreement is hereby deleted and the following is inserted in place thereof:

        (a) Minimum Tangible Net Worth:     Debtor shall maintain a
            minimum Tangible Net Worth in the amounts set forth below for the time periods set forth below:

            Amount                      Time Period
            $8,175,000.00               3/31/00
            $8,000,000.00               6/30/00
            $8,000,000.00               9/30/00
            $8,100,000.00               12/31/00 and thereafter

            "Tangible Net Worth" means the sum of stockholders' equity plus the principal balance of any debt that is subordinated to the Indebtedness in a manner satisfactory to Secured Party, minus the book value of Intangible Assets (as defined below), all determined in accordance with generally accepted accounting principles consistently applied.

            "Intangible Assets" means (1) all loans or advances to, and other receivables owing from, any employee of Affiliate, other than advances of expenses to drivers in the ordinary course of business not to exceed $400,000.00 in the aggregate outstanding at any one time, (2) all investments, whether in a subsidiary or otherwise,
            (3) goodwill, (4) any other assets deemed intangible under generally accepted accounting principles, and (5) any other assets determined intangibleby Secured Party in its reasonable credit judgment.

            The foregoing Tangible Net Worth covenant shall be tested for compliance at the end of each calendar quarter."

     3. Debtor represents and warrants to Secured Party that as of the date of this Amendment:

         a. Except as disclosed in writing to Secured Party on the date hereof, Debtor is not in default under the terms and provisions of the Loan Agreement or any other Transaction Document. No Event of Default, nor any condition, event, act or omission which with notice or lapse of time, or both, would become an Event of Default, exists under the terms and provisions of the Loan Agreement or the other Transaction Documents.

         b. Debtor is duly organized, validly existing in good standing under the laws of the State of Kansas.

         c. The execution, delivery and performance by Debtor of this Amendment have been duly authorized by all necessary corporate action and have received the requisite corporate approvals.

         d. This Amendment constitutes the valid and legally binding obligation of Debtor and is enforceable against Debtor in accordance with its terms.

         e. The execution and delivery of this Amendment shall not constitute a violation of, or default under, or conflict with any term or provision of any contract, lease or other agreement to which Debtor is a party or by which Debtor is bound. Debtor is not in default under any material contract or agreement to which it is a party or by which it is bound, or to which any of this property is subject, nor has any event occurred which after the giving of notice or the passage of time, or both, would constitute a default under such agreement other than those which have been waived by the non-defaulting party or satisfied Debtor.

     4. Except as specifically amended or modified herein, all of the terms, conditions and covenants contained in the Loan Agreement and the other Transaction Documents shall remain in full force and effect and are hereby fully ratified and confirmed. If and to the extent that any of the terms and provisions of the Loan Agreement and the other Transaction Documents, as originally executed and previously amended, are in conflict with or inconsistent with any of the terms and provisions of this Amendment, this Amendment shall govern. All Transaction Documents shall be deemed amended to be consistent with the terms of this Amendment.

     5. Debtor agrees that it has no defenses, setoffs or counterclaims to Secured Party's enforcement of its rights and remedies under the Loan Agreement and the other Transaction Documents.

     6. Capitalized terms used in this Amendment shall have the same meanings as specified in the Loan Agreement, except as otherwise expressly provided herein.

     7. The terms and conditions of this Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     8. ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT

ENFORCEABLE.  TO PROTECT DEBTOR AND SECURED PARTY
FROMMISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS REACHED COVERING SUCH MATTERS ARE CONTAINED IN THE TRANSACTION DOCUMENTS, WHICH ARE THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN THE PARTIES, EXCEPT AS THEY MAY LATER AGREE IN WRITING TO MODIFY IT.

     IN WITNESS WHEREOF, this Amendment No. 4 to Loan and Security Agreement and Other Transaction Documents (the "Amendment") has been executed by the parties as of the 28th day of April, 2000.

                                     DEBTOR:

                                     By:  /s/ William P. Ward
                                        William P Ward
                                        President and Chief Executive Officer

                                     By:  /s/ Steven W. Ruben
                                        Steven W. Ruben
                                        Vice President and Chief
                                        Financial Officer

                                     SECURED PARTY:

                                     HSBC BUSINESS LOANS, INC.

                                     By:  /s/ M. Catherine Draper
                                     M. Catherine Draper
                                     Vice President